 As filed with the Securities and Exchange Commission on October 21, 1999
                                                     Registration No. 333-85149
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                           TRITON PCS HOLDINGS, INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                     4812                    23-2974475
     (State or other           (Primary Standard            (IRS Employer
      jurisdiction                Industrial           Identification Number)
   of incorporation or       Classification Code)
      organization)

                             375 Technology Drive
                          Malvern, Pennsylvania 19355
                                (610) 651-5900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                                David D. Clark
               Chief Financial Officer and Senior Vice President
                           Triton PCS Holdings, Inc.
                             375 Technology Drive
                          Malvern, Pennsylvania 19355
                                (610) 651-5900
  (Address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

     Leonard J. Baxt          William A. Robinson             Alan Dean
    John W. McNamara         Triton PCS Holdings,       Davis Polk & Wardwell
Dow, Lohnes & Albertson,             Inc.               450 Lexington Avenue
          PLLC               375 Technology Drive     New York, New York 10017
1200 New Hampshire Ave.,     Malvern, Pennsylvania         (212) 450-4000
          N.W.                       19355
 Washington, D.C. 20036         (610) 651-5900
     (202) 776-2000

                                --------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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


                             Explanatory Note

   No form of prospectus is filed with this amendment No. 4 to the registration statement. This amendment is being filed solely to file Exhibit 10.47.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee. All of these fees are being paid by Triton.

   Registration Fee................................................. $   50,952
   NASD Filing Fee..................................................     18,828
   Blue Sky Fees and Expenses.......................................     10,000
   Legal Fees and Expenses..........................................    990,000
   Accounting Fees and Expenses.....................................    150,000
   Printing and Engraving Fees......................................    200,000
   Miscellaneous....................................................    100,000
                                                                     ----------
   Total............................................................ $1,519,780
                                                                     ==========

--------

Item 14. Indemnification of Directors and Officers

   The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. In the absence of the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The second restated certificate of incorporation limits the liability of Triton's directors to Triton or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, the directors of Triton will not be personably liable for monetary damages for breach of a director' s fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Triton or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (which relates to the unlawful payment of dividend or unlawful stock purchase or redemption by a corporation) or (iv) for any transaction from which a director derived an improper personal benefit. The inclusion of this provision in the second restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Triton and its stockholders. Under the applicable provisions of the Delaware General Corporation Law, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The second restated certificate of incorporation gives Triton the power to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

   Immediately prior to the consummation of the offering, Triton plans to enter into indemnification agreements with each of its directors and certain of its executive officers which generally provide for indemnification of the director or officer to the fullest extent provided by law. In addition, Triton has purchased directors' and officers' liability insurance coverage for its directors and certain of its officers in amounts customary for similarly situated companies.

Item 15. Recent Sales of Unregistered Securities

   The information set forth in this Item 15 gives effect to a 23-for-1 stock split of the Registrant's outstanding common stock to be effected immediately prior to the completion of the offering.

   In October 1997, the Registrant issued to Michael Kalogris and Steven Skinner 1,805,380.40 shares and 1,354,035.30 shares, respectively, of its Common Stock in connection with the Registrant's formation. The aggregate consideration paid for such securities was $1,373.66. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In February 1998, the Registrant issued to one of its executive officers 72,215.17 shares of its Common Stock in connection with the anticipated closing of the transactions contemplated by the Securities Purchase Agreement. The aggregate consideration paid for such securities was $31.40. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In February 1998, the Registrant issued to AT&T Wireless PCS, Inc. 732,371 shares of its Series A Convertible Preferred Stock and 366,131 shares of its Series D Convertible Preferred Stock in connection with the closing of the transactions contemplated by the Securities Purchase Agreement. The aggregate consideration paid for such securities was $109,850,200. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In February 1998, the Registrant issued to several institutional investors and two of its executive officers an aggregate of 1,400,000 shares of its Series C Convertible Preferred Stock in connection with the closing of the transactions contemplated by the Securities Purchase Agreement. The aggregate consideration paid for such securities was $45.0 million paid at the time of the transaction and irrevocable commitments to contribute an additional aggregate $95.0 million to the Registrant over a three-year period. To date, $35 million of these commitments have been contributed, and we expect to receive the remaining $60 million by November 30, 1999. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In February 1998, the Registrant issued 315,941.8 shares of its Common Stock to several of its officers and 965,878.33 shares of its Common Stock to the trust established pursuant to the Registrant's Common Stock Trust Agreement for Management Employees, dated as of February 4, 1998 in connection with the closing of the transactions contemplated by the Securities Purchase Agreement. The aggregate consideration paid for such securities was $557.31. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In March 1998, the Registrant issued to one of its institutional stockholders 80,000 shares of its Series C Convertible Preferred Stock. The aggregate consideration paid for such securities was $8.0 million. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In May 1998, the Registrant issued to J.P. Morgan Securities Inc., Chase Securities Inc. and Lehman Brothers Inc. $511,989,000 principal amount at maturity of 11% Senior Subordinated Discount Notes due 2008. The aggregate consideration paid for such securities was approximately $291.0 million in net proceeds. Such securities were issued pursuant to the exemption set forth in
Section 4(2) of the Securities Act.

   In June 1998, the Registrant issued to each of its two independent directors 16,261 shares of its Common Stock from the trust established pursuant to its Restated Common Stock Trust for Management Stockholders and

Independent Directors dated as of June 26, 1998. The aggregate consideration paid for such securities was $14.14. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In June 1998, the Registrant issued to its institutional stockholders an aggregate of 270,000 shares of its Series C Convertible Preferred Stock in connection with the closing of the Myrtle Beach Acquisition. The aggregate consideration paid for such securities was $27.0 million. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In June 1998, the Registrant issued 709,474.56 shares of its Common Stock to its management stockholders and independent directors and 184,965.08 shares of its Common Stock to the trust established pursuant to its Amended and Restated Common Stock Trust for Management Stockholders and Independent Directors in connection with the closing of the Myrtle Beach Acquisition. The aggregate consideration paid for such securities was $388.89. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In December 1998, the Registrant redeemed from two of its institutional stockholders an aggregate of 35,602 shares of its Series C Convertible Preferred Stock. The aggregate purchase price paid for such securities was $3,560,200. The Registrant contemporaneously reissued to its other institutional stockholders the 35,602 shares of its Series C Convertible Preferred Stock. The aggregate consideration paid for such securities was $3,560,200. Such securities were issued pursuant to the exemption set forth in
Section 4(2) of the Securities Act.

   In December 1998, the Registrant issued to AT&T Wireless PCS Inc. 134,813.49 shares of its Series D Convertible Preferred Stock in connection with the closing of the Norfolk Acquisition. The aggregate value of such securities was $13,481,349 and the shares were issued in partial consideration of AT&T Wireless' sale to the Registrant of personal communications services licenses and other assets. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In December 1998, the Registrant issued to several institutional investors an aggregate of 165,186.51 shares of its Series C Convertible Preferred Stock in connection with the closing of the Norfolk Acquisition. The aggregate consideration paid for such securities was $16,518,651. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In December 1998, the Registrant issued 596,623.91 shares of its Common Stock to its management stockholders and independent directors and 170,042.68 shares of its Common Stock to the trust established pursuant to its Amended and Restated Common Stock Trust for Management Stockholders and Independent Directors in connection with the closing of the Norfolk Acquisition. The aggregate consideration paid for such securities was $333.33. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In January 1999, the Registrant issued to one of its executive officers 61,745.57 shares of its Common Stock. The aggregate consideration paid for such securities was $26.85. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In June 1999 the Registrant issued to AT&T Wireless PCS, Inc. 53,881.64 shares of its Series A Convertible Preferred Stock and 42,738.98 shares of its Series D Convertible Preferred Stock in connection with the closing of the transactions contemplated by the License Exchange and Acquisition Agreement. The aggregate value of such securities was $9,662,062 and the shares were issued in partial consideration of AT&T Wireless' contribution to the Registrant of personal communications services licenses. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In June 1999, the Registrant issued 85,154.05 shares of its Common Stock to its management stockholders and independent directors and 24,067.89 shares of its Common Stock to the trust established pursuant to its Amended and Restated Common Stock Trust for Management Stockholders and Independent Directors in connection with the closing of the transactions contemplated by the License Exchange and Acquisition

Agreement. The aggregate consideration paid for such securities was $47.49. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In June 1999, the Registrant issued to each of thirteen of its officers 42,366 shares of its Common Stock from the trust established pursuant to its Amended and Restated Common Stock Trust for Management Stockholders and Independent Directors. The aggregate consideration paid for such securities was $239.46. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In July 1999, the Registrant issued to one of its officers 42,366 shares of its Common Stock from the trust established pursuant to its Amended and Restated Common Stock Trust for Management Stockholders and Independent Directors. The aggregate consideration paid for such securities was $18.42. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In August 1999, the Registrant issued to four of its officers an aggregate of 356,500 shares of its Common Stock from the trust established pursuant to its Amended and Restated Common Stock Trust for Management Stockholders and Independent Directors. The aggregate consideration paid for such securities was $155.00. Such securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act.

   In September 1999, the Registrant issued to its two independent directors and one of its officers an aggregate of 3,400 shares of its Series C Convertible Preferred Stock pursuant to stock purchase agreements with each of such individuals. The aggregate consideration paid for such securities was $340,000. Such securities were issued pursuant to the exemption set forth in
Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Index

 Exhibit
 -------
  *1.1   Form of Underwriting Agreement

  *3.1   Restated Certificate of Incorporation of Triton PCS Holdings, Inc.

  *3.2   Amendment to the Restated Certificate of Incorporation of Triton PCS
         Holdings, Inc. dated November 27, 1998.

  *3.3   Amendment to the Restated Certificate of Incorporation of Triton PCS
         Holdings, Inc. dated May 28, 1999.

  *3.4   Form of Second Restated Certificate of Incorporation of Triton PCS
         Holdings, Inc.

  *3.5   Amended and Restated Bylaws of Triton PCS Holdings, Inc.

  *3.6   Form of Second Amended and Restated Bylaws of Triton PCS Holdings,
         Inc.

  *4.1   Specimen Common Stock Certificate

  *5.1 Opinion of Dow Lohnes & Albertson, pllc regarding the validity of the Class A common stock.

  10.1   Indenture, dated as of May 4, 1998, between Triton PCS, Inc., the
         Guarantors party thereto and PNC Bank, National Association
         (incorporated by reference to Exhibit 4.1 to the Form S-4 Registration
         Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
         57715).

  10.2   First Supplemental Indenture, dated as of March 30, 1999, to the
         Indenture dated as of May 4, 1998 (incorporated by reference to Exhibit 4.1 to the Form 10-Q of Triton PCS, Inc. and its subsidiaries, for the quarter ended March 31, 1999).

  10.3   Credit Agreement, dated as of February 3, 1998 (the "Credit
         Agreement"), among Triton PCS, Inc., Triton PCS Holdings, Inc., the
         Lenders (as defined therein) party thereto, and The Chase Manhattan
         Bank, as administrative agent (incorporated by reference to Exhibit
         10.1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

 Exhibit
 -------
  10.4   First Amendment, Consent and Waiver, dated as of April 16, 1998, to the Credit Agreement (incorporated by reference to Exhibit 10.2 to the
         Form S-4 Registration Statement of Triton PCS, Inc. and its
         subsidiaries, File No. 333-57715).

  10.5   Second Amendment, dated as of July 29, 1998, to the Credit Agreement
         (incorporated by reference to Exhibit 10.2.1 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

  10.6   Fourth Amendment, dated as of March 29, 1999, to the Credit Agreement
         (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Triton
         PCS, Inc. and its subsidiaries, for the quarter ended March 31, 1999).

 *10.7   Fifth Amendment, dated as of September 22, 1999, to the Credit
         Agreement

  10.8   Securities Purchase Agreement, dated as of October 8, 1997, (the
         "Securities Purchase Agreement") among AT&T Wireless PCS, Inc., the cash equity investors listed on the signature pages thereto, the management stockholders listed on the signature pages thereto and Triton PCS, Inc., now known as Triton PCS Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

  10.9   Amendment No. 1 to Securities Purchase Agreement, dated as of March
         10, 1998 (incorporated by reference to Exhibit 10.4 to the Form S-4
         Registration Statement of Triton PCS, Inc. and its subsidiaries, File
         No. 333-57715).

  10.10  Closing Agreement, dated as of February 4, 1998, among AT&T Wireless
         PCS, Inc., the cash equity investors listed on the signature pages thereto, the management stockholders listed on the signature pages thereto, and Triton PCS Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the Form S-4 Registration Statement of Triton PCS,
         Inc. and its subsidiaries, File No. 333-57715).

  10.11  Asset Purchase Agreement, dated as of March 10, 1998, between Triton
         PCS, Inc. and Vanguard Cellular Systems of South Carolina, Inc.
         (incorporated by reference to Exhibit 10.6 to the Form S-4
         Registration Statement of Triton PCS, Inc. and its subsidiaries, File
         No. 333-57715).

  10.12  Preferred Stock Purchase Agreement by and among Cash Equity Investors,
         Management Stockholders, Independent Directors, and Triton PCS
         Holdings, Inc. dated as of June 29, 1998 (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

 *10.13 License Exchange and Acquisition Agreement dated as of June 8, 1999 by and among Triton PCS Holdings, Inc., Triton PCS License Company
         L.L.C., and AT&T Wireless PCS, Inc.

 *10.14  Preferred Stock Repurchase and Issuance Agreement, dated as of
         December 7, 1998 by and among J.P. Morgan Investment Corporation,
         Sixty Wall Street SBIC Fund, L.P., the investors listed as cash equity investors on the signature pages thereto, Triton PCS Holdings, Inc., and certain of Triton PCS Holdings, Inc.'s other stockholders listed on the signature pages thereto.

 *10.15  Norfolk Preferred Stock Purchase Agreement, dated as of December 31,
         1998 by and among the cash equity investors listed on Schedule I thereto, the management stockholders listed on Schedule II thereto, the independent directors listed on Schedule III thereto, and Triton
         PCS Holdings, Inc.

  10.16 AT&T Wireless Services Network Membership License Agreement, dated as of February 4, 1998, between AT&T Corp. and Triton PCS Operating
         Company L.L.C. (incorporated by reference to Exhibit 10.8 to the Form
         S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries,
         File No. 333-57715).

 *10.17  Amendment No. 1 to AT&T Wireless Services Network Membership License
         Agreement, dated as of December 31, 1998, between AT&T Corp. and
         Triton PCS Operating Company L.L.C.

  Exhibit
  -------
     *10.18 Amendment No. 2 to AT&T Wireless Services Network Membership
            License Agreement, dated as of June 8, 1999, between AT&T Corp. and
            Triton PCS Operating Company L.L.C.

      10.19 Stockholders' Agreement, dated as of February 4, 1998, among AT&T
            Wireless PCS, Inc., Triton PCS Holdings, Inc., CB Capital
            Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall
            Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-linked Investors-II, Toronto Dominion Capital (USA), Inc., First
            Union Capital Partners, Inc., DAG-Triton PCS, L.P., Michael E.
            Kalogris, Steven R. Skinner, David D. Clark, Clyde Smith, Patricia
            Gallagher and David Standig (incorporated by reference to Exhibit
            10.9 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

     *10.20 Amendment No. 1 to Stockholders' Agreement, dated as of December
            31, 1998, among AT&T Wireless PCS, Inc., Triton PCS Holdings, Inc.,
            CB Capital Investors, L.P., J.P. Morgan Investment Corporation,
            Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III,
            L.P., Equity-linked Investors-II, Toronto Dominion Capital (USA),
            Inc., First Union Capital Partners, Inc., DAG-Triton PCS, L.P.,
            Michael E. Kalogris, Steven R. Skinner, David D. Clark, Clyde
            Smith, David Standig, Michael Mears, Michael E. Kalogris, as
            Trustee under Amended and Restated Common Stock Trust Agreement for
            Management Employees and Independent Directors, dated June 26,
            1998, Scott Anderson and John Beletic.

     *10.21 Amendment No. 2 to Stockholders' Agreement, dated as of June 8,
            1999, among AT&T Wireless PCS, Inc., Triton PCS Holdings, Inc., CB
            Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty
            Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P.,
            Equity-linked Investors-II, Toronto Dominion Capital (USA), Inc.,
            First Union Capital Partners, Inc., DAG-Triton PCS, L.P., Michael
            E. Kalogris, Steven R. Skinner, David D. Clark, Clyde Smith, David
            Standig, Michael Mears, Michael E. Kalogris, as Trustee under
            Amended and Restated Common Stock Trust Agreement for Management
            Employees and Independent Directors, dated June 26, 1998, Scott
            Anderson and John Beletic.

      10.22 Investors Stockholders' Agreement, dated as of February 4, 1998, among CB Capital Investors, L.P., J.P. Morgan Investment
            Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity
            Investors III, L.P., Equity-Linked Investors-II, Toronto Dominion
            Capital (USA), Inc., DAG-Triton PCS, L.P., First Union Capital
            Partners, Inc., and the stockholders named therein (incorporated by reference to Exhibit 10.10 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

      10.23 Intercarrier Roamer Service Agreement, dated as of February 4,
            1998, between AT&T Wireless Services, Inc. and Triton PCS Operating
            Company L.L.C. (incorporated by reference to Exhibit 10.11 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

     *10.24 Amendment No. 1 to Intercarrier Roamer Service Agreement, dated as of December 31, 1998, between AT&T Wireless Services, Inc. and
            Triton PCS Operating Company L.L.C.

     *10.25 Amendment No. 2 to Intercarrier Roamer Service Agreement, dated as of June 8, 1999, between AT&T Wireless Services, Inc. and Triton
            PCS Operating Company L.L.C.

    ++10.26 Ericsson Acquisition Agreement, dated as of March 11, 1998, between
            Triton Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Form S-4
            Registration Statement of Triton PCS, Inc. and its subsidiaries,
            File No. 333-57715).

 *++++10.27 First Addendum to Acquisition Agreement, dated as of May 24, 1999, between Triton PCS Equipment Company L.L.C. and Ericsson, Inc.

 Exhibit
 -------
  10.28  Employment Agreement, dated as of February 4, 1998, among Triton
         Management Company, Inc., Triton PCS Holdings, Inc. and Michael E.
         Kalogris (incorporated by reference to Exhibit 10.16 to the Form S-4
         Registration Statement of Triton PCS, Inc. and its subsidiaries, File
         No. 333-57715).

  10.29 Amendment No. 1 to Employment Agreement, dated as of June 29, 1998, among Triton Management Company, Inc., Triton PCS Holdings, Inc., and
         Michael E. Kalogris (incorporated by reference to Exhibit 10.16.1 to
         Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS,
         Inc. and its subsidiaries, File No. 333-57715).

  10.30  Amendment No. 2 to the Employment Agreement by and among Triton
         Management Company, Inc., Triton PCS Holdings, Inc. and Michael E.
         Kalogris, dated December, 1998 (incorporated by reference to Exhibit
         10.39 to Post-Effective Amendment No. 2 to the Form S-4 Registration
         Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
         57715).

  10.31  Amendment No. 3 to the Employment Agreement by and among Triton
         Management Company, Inc., Triton PCS Holdings, Inc. and Michael E.
         Kalogris, dated June 8, 1999 (incorporated by reference to Exhibit
         10.40 to Post-Effective Amendment No. 2 to the Form S-4 Registration
         Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
         57715).

  10.32  Employment Agreement, dated as of January 8, 1998, between Triton
         Management Company and Clyde Smith (incorporated by reference to
         Exhibit 10.17 to the Form S-4 Registration Statement of Triton PCS,
         Inc. and its subsidiaries, File No. 333-57715).

  10.33  Employment Agreement, dated as of February 4, 1998, between Triton
         Management Company and Steven R. Skinner (incorporated by reference to
         Exhibit 10.18 to Amendment No. 1 to the Form
         S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries,
         File No. 333-57715).

  10.34 Amendment No. 1 to Employment Agreement, dated as of June 29, 1998, among Triton Management Company, Inc., Triton PCS Holdings, Inc., and
         Steven R. Skinner (incorporated by reference to Exhibit 10.18.1 to the
         Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

  10.35  Amendment No. 2 to the Employment Agreement by and among Triton
         Management Company, Inc., Triton PCS Holdings, Inc. and Steven R.
         Skinner, dated as of December 31, 1998 (incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 2 to the Form S-4
         Registration Statement of Triton PCS, Inc. and its subsidiaries, File
         No. 333-57715).

  10.36  Amendment No. 3 to the Employment Agreement by and among Triton
         Management Company, Inc., Triton PCS Holdings, Inc. and Steven R.
         Skinner, dated as of June 8, 1999 (incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 2 to the Form S-4
         Registration Statement of Triton PCS, Inc. and its subsidiaries, File
         No. 333-57715).

  10.37  Amended and Restated Common Stock Trust Agreement for Management
         Employees and Independent Directors, dated as of June 26, 1998
         (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

  10.38 Form of Pledge Agreement, dated as of February 4, 1998, between certain shareholders and Triton PCS, Inc. Each of (a) Michael E.
         Kalogris, (b) Steven R. Skinner, (c) Sixty Wall Street SBIC Fund,
         L.P., (d) CB Capital Investors, L.P., (e) J.P. Morgan Investment
         Corporation, (f) DAG-Triton PCS, L.P., (g) First Union Capital
         Partners, Inc., (h) Toronto Dominion Capital (USA), Inc. and
         (i) Private Equity Investors III, L.P., are party to separate Pledge
         Agreements. The terms of each Pledge Agreement are identical other than (1) the shareholder party thereto and (2) the number of shares of stock held by such shareholder and, therefore, the number of shares subject to the applicable Pledge Agreement (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Form S-4 Registration
         Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
         57715).

 Exhibit
 -------
 ++10.39 Master Tower Site Lease Agreement, dated as of May 28, 1998, between
         Triton PCS Property Company L.L.C. and AT&T Corp (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to the Form S-4
         Registration Statement of Triton PCS, Inc. and its subsidiaries, File
         No. 333-57715).

   10.40 Independent Director Stock Award Plan adopted as of February 4, 1998
         (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

   10.41 Asset Purchase Agreement dated as of August 20, 1998 between Triton
         PCS Holdings, Inc. and AT&T Wireless PCS, Inc (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Form S-4
         Registration Statement of Triton PCS, Inc. and its subsidiaries, File
         No. 333-57715).

   10.42 Asset Purchase Agreement, dated as of July 13, 1999, among Triton PCS
         Operating Company, L.L.C., Triton PCS Property Company L.L.C. and
         American Tower, L.P (incorporated by reference to Exhibit 10.38 to
         Post-Effective Amendment No. 2 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

   10.43 Form of Stockholders Letter Agreement for management employees
         (incorporated by reference to Exhibit 10.43 to Post-Effective
         Amendment No. 2 to the Form S-4 Registration Statement of Triton PCS,
         Inc. and its subsidiaries, File No. 333-57715).

   10.44 Form of Stockholders Letter Agreement for independent directors
         (incorporated by reference to Exhibit 10.44 to Post-Effective
         Amendment No. 2 to the Form S-4 Registration Statement of Triton PCS,
         Inc. and its subsidiaries, File No. 333-57715).

  *10.45 Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan.

  *10.46 Triton PCS Holdings, Inc. Employee Stock Purchase Plan.

 **10.47 Form of First Amended and Restated Stockholders' Agreements among AT&T
         Wireless PCS, L.L.C., Triton PCS Holdings, Inc., CB Capital Investors,
         L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund,
         L.P., Private Equity Investors III, L.P., Equity-linked Investors-II,
         Toronto Dominion Capital (USA), Inc., First Union Capital Partners,
         Inc., DAG-Triton PCS, L.P., Michael E. Kalogris, Steven R. Skinner,
         David D. Clark, Clyde Smith, Patricia Gallagher and David Standig

  *10.48 Form of Amendment No. 1 to Investors Stockholders' Agreement among CB
         Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty
         Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P.,
         Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., DAG-
         Triton PCS, L.P., First Union Capital Partners, Inc., and the stockholders named therein

  *16.1  Letter from KPMG LLP.

  *21.1  Subsidiaries of Triton PCS Holdings, Inc.

  *23.1 Consent of Dow, Lohnes & Albertson, PLLC (included in their opinion filed as Exhibit 5.1).

  *23.2  Consent of PricewaterhouseCoopers LLP.

  *23.3  Consent of Arthur Andersen LLP.

  *24.1 Power of Attorney (set forth on the signature page of this registration statement).

  *27.1  Financial Data Schedule

--------
     * Previously filed with the Registration Statement.
    ** Filed herewith.

     ++ Portions of this exhibit have been omitted under an SEC order granting confidential treatment under the Securities Act.
   ++++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission,

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and
Shareholders of Triton PCS Holdings, Inc.:

Our audits of the combined financial statements of Triton PCS Holdings, Inc. and Predecessor Company, as defined in Note 1 to the combined financial statements, and its subsidiaries referred to in our report dated October 7,
1999, except as to the information in Note 19, for which the date is     , 1999
appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule. In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 7, 1999, except as to the information in Note 19, for which the date is , 1999

Financial Statement Schedule

                       VALUATION AND QUALIFYING ACCOUNTS
                                   ($000's)

                                               Deductions
                                    Additions   credited
                         Balance at charged to     to         Add      Balance
                         Beginning   cost and  costs and  Myrtle Beach at end
                          of year    expenses   expenses  acquisitions  year
                         ---------- ---------- ---------- ------------ -------
Year ended December 31,
 1997...................    --          --         --          --         --
Allowance for doubtful
 accounts...............    --          --         --          --         --
Year ended December 31,
 1998...................    --          --         --          --         --
Allowance for doubtful
 accounts...............    --         $636       $480        $915     $1,071

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed part of this Registration Statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Triton PCS Holdings, Inc. has duly caused this amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on October 21, 1999.

                                          Triton PCS Holdings, Inc.

                                                  /s/ Michael Kalogris
                                          By: _________________________________
                                                      Michael Kalogris
                                                Chief Executive Officer and
                                                  Chairman of the Board of
                                                         Directors

   Pursuant to the requirements of the Securities Act of 1933, this amendment no. 4 to the registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Michael Kalogris            Chief Executive Officer     October 21, 1999
______________________________________  and Chairman of the Board
           Michael Kalogris             of Directors (Principal
                                        Executive Officer)

                *                      President, Chief Operating  October 21, 1999
______________________________________  Officer and Director
            Steven Skinner

                *                      Senior Vice President,      October 21, 1999
______________________________________  Chief Financial Officer
            David D. Clark              and Secretary (Principal
                                        Financial Officer)

                *                      Vice President and          October 21, 1999
______________________________________  Controller (Principal
         William A. Robinson            Accounting Officer)

                *                      Director                    October 21, 1999
______________________________________
            Scott Anderson

                *                      Director                    October 21, 1999
______________________________________
             John Beletic

                *                      Director                    October 21, 1999
______________________________________
            Arnold Chavkin

              Signature                          Title                   Date
              ---------                          -----                   ----

                *                      Director                    October 21, 1999
______________________________________
           Mary Hawkins-Key

                *                      Director                    October 21, 1999
______________________________________
             John Watkins

                              *Power of Attorney

   Michael Kalogris, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                                  /s/ Michael Kalogris
                                          By: _________________________________
                                                      Michael Kalogris
                                                      Attorney-in-fact